EXHIBIT 99.1

Inland Retail Real Estate Trust, Inc.

2006 Senior and Executive Officer Bonuses

Name	Cash Bonus
Barry Lazarus	$49,500
James Kleifges	$33,750
John DiGiovanni	$58,661
JoAnn Armenta	$24,750
Jeff Boehning	$17,250
William Jones	$15,750
Andrew Viola	$25,500
Randy Josepher	$35,197